Exhibit 3
BYLAWS
OF
POLARIS INDUSTRIES INC.
As Amended and Restated on April 29, 2010
Polaris Industries Inc., a corporation organized under Minnesota Statutes Chapter 302A.
ARTICLE I
MEETING OF SHAREHOLDERS
     Section 1.01 Place of Meetings. Each meeting of the shareholders shall be held at the principal executive office of the Corporation or at such other place as may be designated by the Board of Directors or the Chief Executive Officer; provided, however, that any meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the Corporation is located.
     Section 1.02 Regular Meetings. Regular meetings of the shareholders may be held on an annual or other less frequent basis as determined by the Board of Directors; provided, however, that if a regular meeting has not been held during the immediately preceding 15 months, a shareholder or shareholders holding three percent (3%) or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written demand given to the Chief Executive Officer or Chief Financial Officer of the Corporation. At each regular meeting the shareholders shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and may transact any other business as may properly come before them, provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.
     Section 1.03 Special Meetings. A special meeting of the shareholders may be called for any purpose or purposes at any time by the Chief Executive Officer; by the Chief Financial Officer; by the Board of Directors or any two or more members thereof; or by one or more shareholders holding not less than ten percent (10%) of the voting power of all shares of the Corporation entitled to vote, who shall demand such special meeting by written notice given to the Chief Executive Officer or the Chief Financial Officer of the Corporation specifying the purposes of such meeting except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by twenty five percent (25%) or more of the voting power of all shares entitled to vote.
     Section 1.04 Meetings Held Upon Shareholder Demand. Within 30 days after receipt of a demand by the Chief Executive Officer or the Chief Financial Officer from any shareholder or shareholders entitled to call a meeting of the shareholders, it shall be the duty of the Board of Directors of the Corporation to cause a special or regular meeting of shareholders, as the case may be, to be duly called and held on notice no later than 90 days after receipt of such demand.

If the Board fails to cause such a meeting to be called and held as required by this Section, the shareholder or shareholders making the demand may call the meeting by giving notice as provided in Section 1.06 hereof at the expense of the Corporation.
     Section 1.05 Adjournments. Any meeting of the shareholders may be adjourned from time to time to another date, time and place. If any meeting of the shareholders is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment. At any adjourned meeting at which a quorum is present, any business may be transacted which may have been transacted at the meeting as originally noticed.
     Section 1.06 Notice of Meetings. Unless otherwise required by law, written notice of each meeting of the shareholders, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least ten days and not more than 60 days prior to the meeting to every holder of shares entitled to vote at such meeting except as specified in Section 1.05 or as otherwise permitted by law. The business transacted at a special meeting of shareholders is limited to the purposes stated in the notice of the meeting.
     Section 1.07 Waiver of Notice. A shareholder may waive notice of the date, time, place and purpose or purposes of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.
     Section 1.08 Voting Rights. Subdivision 1. A shareholder shall have one vote for each share held which is entitled to vote. Except as otherwise required by law, a holder of shares entitled to vote may vote any portion of the shares in any way the shareholder chooses. If a shareholder votes without designating the proportion or number of shares voted in a particular way, the shareholder is deemed to have voted all of the shares in that way.
     Subdivision 2. The Board of Directors may fix a date not more than 60 days before the date of a meeting of shareholders as the record date for the determination of the holders of shares entitled to notice of and entitled to vote at the meeting. When a record date is so fixed, only shareholders on that date are entitled to notice of and permitted to vote at that meeting of shareholders notwithstanding any transfer of shares on the books of the Corporation after any record date so fixed. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of and to vote at, any meeting of shareholders, the record date shall be the 20th day preceding the date of such meeting.
     Section 1.09 Proxies. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Corporation at or before the meeting at which the appointment is to be effective. The shareholder may sign or authorize the written appointment by telegram, cablegram or other means of electronic transmission setting forth or submitted with information sufficient to determine that the shareholder authorized such transmission. Any copy, facsimile, telecommunication or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original.
     Section 1.10 Quorum. The holders of a majority of the voting power of the shares entitled to vote at a shareholder’s meeting are a quorum for the transaction of business at a regular or special meeting. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of the shareholders originally present leaves less than the proportion or number otherwise required for a quorum.
     Section 1.11 Acts of Shareholders. Subdivision 1. Except as otherwise required by law or specified in the Articles of Incorporation of the Corporation, the shareholders shall take action by the affirmative vote of the holders of the greater of (a) a majority of the voting power of the shares present and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at a duly held meeting of shareholders.
     Subdivision 2. A shareholder voting by proxy authorized to vote on less than all items of business considered at the meeting shall be considered to be present and entitled to vote only with respect to those items of business for which the proxy has authority to vote. A proxy who is given authority by a shareholder who abstains with respect to an item of business shall be considered to have authority to vote on that item of business.
     Section 1.12 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.
     Section 1.13 Proposals Regarding Business Other Than Director Nominations. Subdivision 1. The proposal of business (other than the nomination and election of Directors, which is subject to Section 2.14) to be considered by the shareholders at a regular meeting of shareholders may be made (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any shareholder of the Corporation who complies with this Section 1.13.
     Subdivision 2. The business transacted at any special meeting of shareholders is limited to the purpose or purposes stated in the notice of the meeting given pursuant to Section 1.06. For business to be properly brought before a special meeting by a shareholder, the shareholder must, in addition to any other applicable requirements, comply with the requirements of Subdivision 4 through Subdivision 8 of this Section 1.13.
     Subdivision 3. For business to be properly brought before a regular meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be received by the Secretary not less than 90 days prior to the first anniversary of the preceding year’s regular meeting. If, however, the date of the regular meeting is more than 30 days before or 60 days after such anniversary date, notice by a shareholder is timely only if so received not less than 90 days before the regular meeting or, if later, within 10 days after the first public announcement of the date of the regular meeting. Except to the extent otherwise required by law, the adjournment of a regular meeting will not commence a new time period for the giving of a shareholder’s notice as required above.
     Subdivision 4. A shareholder’s notice to the Corporation must set forth as to each matter the shareholder proposes to bring before a regular or special meeting:
     A. a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
     B. any material interest in such business of the shareholder and of any Associated Person of such shareholder;
     C. the name and address of such shareholder, as they appear on the Corporation’s books and of any Associated Person of such shareholder;
     D. (1) the class or series (if any) and number of shares of the Corporation that are beneficially owned by such shareholder or any Associated Person of such shareholder, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) owned beneficially by such shareholder or any Associated Person of such shareholder, and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (3) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or any Associated Person of such shareholder has a right to vote any shares of the Corporation, (4) any short interest of such shareholder or any Associated Person of such shareholder in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a “short interest” in a security if such person has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or any Associated Person of such shareholder that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any Associated Person of such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (7) any performance-related fees (other than an asset-based fee) that such shareholder or any Associated Person of such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s or any Associated Person of such shareholder’s immediate family sharing the same household (which information called for by this Subdivision 4.D. shall be supplemented by such shareholder not later than 10 days after the record date for the meeting to update and disclose such information as of the record date);
     E. a representation that the shareholder is a holder of record of shares entitled to vote at the meeting, will continue to be a holder of record of shares entitled to vote at the meeting through the date of the meeting and intends to appear in person or by proxy at the meeting to make the proposal; and
     F. a representation that the shareholder will update and supplement the notice to the Secretary to the Board of Directors of the Corporation in writing, so that the notice is true and correct, in all material respects, as of the record date for the meeting (which update must be received by the Secretary to the Board of Directors not later than 10 days after the record date).
     Subdivision 5. In addition, if any of the foregoing information changes in any material respect from the date the notice is received through the date of the meeting, the shareholder shall promptly supplement such information to reflect such change by notice in writing to the Secretary to the Board of Directors at the Corporation’s principal executive offices.
     Subdivision 6. For purposes of this Section 1.13 and Section 2.14, “Associated Person” of any shareholder shall mean (i) any nominee proposed by such shareholder to serve on the Corporation’s Board of Directors, (ii) any member of the immediate family of such shareholder or proposed nominee(s) sharing the same household with such shareholder or proposed nominee(s), (iii) any person controlling, controlled by, or under common control with, such shareholder or proposed nominee(s), (iv) any person acting in concert or as part of a group (within the meaning of the Exchange Act and the regulations promulgated thereunder) with such shareholder or proposed nominee(s), or (v) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder or proposed nominee(s).
     Subdivision 7. For purposes of this Section 1.13, “public announcement” means disclosure (i) when made in a press release reported by Dow Jones News Service, Associated Press or comparable national news service, (ii) when contained in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, or (iii) when given as the notice of the meeting pursuant to Section 1.06.
     Subdivision 8. With respect to this Section 1.13, a shareholder must also comply with all applicable requirements of Minnesota law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.13.
     Subdivision 9. The presiding officer at such meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures described in this Section 1.13 and, if the presiding officer so determines, any such business not properly brought before the meeting shall not be transacted.
     Subdivision 10. Notwithstanding anything to the contrary in this Section 1.13, this Section 1.13 does not apply to any shareholder proposal made pursuant to Rule 14a-8 promulgated under the Exchange Act. The requirements, procedures and notice deadlines of Rule 14a-8 shall govern any proposal made pursuant thereto.
ARTICLE II
DIRECTORS
     Section 2.01 Number. The number of directors of the Corporation shall be no less than three (3) and no more than fifteen (15) as determined from time to time by the Board of Directors. Except as otherwise required in the Articles of Incorporation and as provided by Section 2.02 of this Article II, directors shall be elected by a majority of the votes cast at annual meetings of shareholders, and each director as elected shall hold office as provided in Article X of the Articles of Incorporation.
     Section 2.02 Vacancies. Vacancies on the Board of Directors resulting from the death, resignation, removal or disqualification of a director may be filled by the affirmative vote of a majority of the remaining members of the Board, though less than a quorum. Vacancies on the Board resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time such directorships are created. Each person elected to fill a vacancy shall hold office until a qualified successor is elected by the shareholders at the next regular meeting or at any special meeting duly called for that purpose.
     Section 2.03 Place of Meetings. Each meeting of the Board of Directors shall be held at the principal executive office of the Corporation or at such other place as may be designated from time to time by a majority of the members of the Board or by the Chief Executive Officer. A meeting may be held by conference among the directors using any means of communication through which the directors may simultaneously hear each other during the conference.
     Section 2.04 Regular Meetings. Regular meetings of the Board of Directors for the election of officers and the transaction of any other business shall be held without notice at the place of and immediately after each regular meeting of the shareholders.
     Section 2.05 Special Meetings. A special meeting of the Board of Directors may be called for any purpose or purposes at any time by any member of the Board by giving not less than two days’ notice to all directors of the date, time and place of the meeting, provided that when notice is mailed, at least four days’ notice shall be given. The notice need not state the purpose of the meeting.
     Section 2.06 Waiver of Notice; Previously Scheduled Meetings. Subdivision 1. A director of the Corporation may waive notice of the date, time and place of a meeting of the Board. A waiver of notice by a director entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.
     Subdivision 2. If the day or date, time and place of a Board meeting have been provided herein or announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.
     Section 2.07 Quorum. The presence in person of a majority of the directors currently holding office shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time without further notice until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of the directors originally present leaves less than the proportion or number otherwise required for a quorum.
     Section 2.08 Acts of Board. Except as otherwise required by law or specified in the Articles of Incorporation of the Corporation, the Board shall take action by the affirmative vote of a majority of the directors present at a duly held meeting.
     Section 2.09 Participation by Electronic Communications. A director may participate in a Board meeting by any means of communication through which the director, other directors so participating and all directors physically present at the meeting may simultaneously hear each other during the meeting. A director so participating shall be deemed present in person at the meeting.
     Section 2.10 Absent Directors. A director of the Corporation may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.
     Section 2.11 Action Without a Meeting. An action required or permitted to be taken at a Board meeting may be taken without a meeting by written action signed by all of the directors. Any action, other than an action requiring shareholder approval, if the Articles of Incorporation so provide, may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present. The written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action. When written action is permitted to be taken by less than all directors, all directors shall be notified immediately of its text and effective date.

     Section 2.12 Committees. A resolution approved by the affirmative vote of a majority of the Board may establish committees having the authority of the Board in the management of the business of the Corporation only to the extent provided in the resolution. Committees may include a special litigation committee consisting of one or more independent directors or other independent persons to consider legal rights or remedies of the Corporation in whether those rights and remedies should be pursued. Committees, other than special litigation committees and committees formed pursuant to Section 302A.673, subdivision 1, paragraph (d) of the Minnesota Statutes. Committees shall be subject at all times to the direction and control of the Board. A committee shall consist of one or more natural persons, who need not be directors, appointed by affirmative vote of a majority of the directors present at a duly held Board meeting. Section 2.03 and Sections 2.05 and 2.11 hereof shall apply to committees and members of committees to the same extent as those sections apply to the Board and directors. Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.
     Section 2.13 Compensation. The Board may fix the compensation, if any, of directors.
     Section 2.14 Director Nominations. Subdivision 1. Only persons who are nominated in accordance with the procedures set forth in this Section 2.14 are eligible for election as Directors at a regular meeting of shareholders, unless otherwise provided in the articles of incorporation. Nominations of persons for election to the Board of Directors may be made at a regular meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder entitled to vote for the election of Directors who complies with the procedures set forth in this Section 2.14.
     Subdivision 2. Nominations by shareholders must be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice of nominations to be made at a regular meeting must be received by the Secretary not less than 90 days prior to the first anniversary of the preceding year’s regular meeting. If, however, the date of the regular meeting is more than 30 days before or 60 days after such anniversary date, notice by a shareholder is timely only if so received not less than 90 days before the regular meeting or, if later, within 10 days after the first public announcement of the date of the regular meeting. Except to the extent otherwise required by law, the adjournment of a regular meeting will not commence a new time period for the giving of a shareholder’s notice as described above.
     Subdivision 3. A shareholder’s notice to the Corporation of nominations for a regular or special meeting of shareholders must set forth:
     A. as to each person whom the shareholder proposes to nominate for election or re-election as a Director: (1) the person’s name, (2) all information relating to the person that would be required to be disclosed in solicitations subject to Rule 14a-12(c) under the Exchange Act or that is required pursuant to any other provision of Regulation 14A or any other applicable regulation under the Exchange Act, and (3) the person’s written consent to be named in the proxy statement as a nominee and to serve as a Director if elected; and

     B. as to the shareholder giving the notice: (1) the name and address of such shareholder, as they appear on the Corporation’s books, and of any Associated Persons on whose behalf the nomination is made, (2) the information called for by Subdivision 4.D. of Section 1.13 hereof with respect to such shareholder and any such Associated Person, (3) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote for the election of Directors, will continue to be a holder of record of shares entitled to vote for the election of Directors through the date of the meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (4) a representation that the shareholder will update and supplement the notice to the Secretary to the Board of Directors of the Corporation in writing, so that the notice is true and correct, in all material respects, as of the record date for the meeting (which update must be received by the Secretary to the Board of Directors not later than 10 days after the record date).
     Subdivision 4. In addition, if any of the foregoing information changes in any material respect from the date the notice is received through the date of the meeting, the shareholder shall promptly supplement such information to reflect such change by notice in writing to the Secretary to the Board of Directors at the Corporation’s principal executive offices.
     Subdivision 5. For purposes of this Section 2.14, “public announcement” means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (ii) when contained in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, or (iii) when given as the notice of the meeting pursuant to Section 1.06.
     Subdivision 6. With respect to this Section 2.14, a shareholder must also comply with all applicable requirements of Minnesota law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.14.
     Subdivision 7. The presiding officer at such meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Section 2.14 and, if the presiding officer so determines, the defective nomination shall be disregarded.
     Subdivision 8. Notwithstanding anything to the contrary in this Section 2.14, if the Securities and Exchange Commission adopts final rules requiring in certain events the inclusion in the Corporation’s proxy materials of persons nominated by shareholders for election to the Board of Directors, then the requirements, procedures and notice deadlines of such final rules and not this Section 2.14 shall govern any nomination made pursuant to such final rules as if the Corporation had no advance-notice requirements for such nomination.

ARTICLE III
OFFICERS
     Section 3.01 Number and Designation. The Corporation shall have one or more natural persons exercising the functions of the offices of Chief Executive officer and Chief Financial Officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the Corporation, with such powers, rights, duties and responsibilities as may be determined by the Board, including, without limitation, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person.
     Section 3.02 Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer (a) shall have the general active management of the business of the Corporation; (b) shall, when present, preside at all meetings of the shareholders and Board; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) may maintain records of and certify proceedings of the Board and shareholders; and (e) shall perform such other duties as may from time be assigned by the Board.
     Section 3.03 Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer (a) shall keep accurate financial records for the Corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as the Board shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the Corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board; (e) shall render to the Chief Executive Officer and the Board, whenever requested, an account of all of such officer’s transactions as Chief Financial Officer and of the financial condition of the Corporation; and (f) shall perform such other duties as may be prescribed by the Board or the Chief Executive Officer from time to time.
     Section 3.04 President. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board.
     Section 3.05 Vice Presidents. Any one or more Vice Presidents, if any, may be designated by the Board of Directors as Executive Vice Presidents or Senior Vice Presidents. During the absence or disability of the President, it shall be the duty of the highest ranking Executive Vice President, and, in the absence of any such Vice President, it shall be the duty of the highest ranking Senior Vice President or other Vice President, who shall be present at the time and able to act, to perform the duties of the President. The determination of who is the highest ranking of two or more persons holding the same office shall, in the absence of specific designation of order of rank by the Board, be made on the basis of the earliest date of appointment or election, or in the event of simultaneous appointment or election, on the basis of the longest continuous employment by the Corporation.
     Section 3.06 Secretary. The Secretary, unless otherwise determined by the Board of Directors, shall attend all meetings of the shareholders and all meetings of the Board, shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose, and may certify such proceedings. Except as otherwise required or permitted by law or by these Bylaws, the Secretary shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board.
     Section 3.07 Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer shall perform such duties as may from time to time be assigned by the Board.
     Section 3.08 Authority and Duties. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of an office to other persons.
     Section 3.09 Term. Subdivision 1. All officers of the Corporation shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation or removal.
          Subdivision 2. An officer may resign at any time by giving written notice to the Corporation. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective date is specified in the notice.
          Subdivision 3. An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present at a duly held Board meeting.
          Subdivision 4. A vacancy in an office because of death, resignation, removal, disqualification or other cause may, or in the case of a vacancy in the office of Chief Executive Officer or Chief Financial Officer shall, be filled for the unexpired portion of the term by the Board.
     Section 3.10 Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by the Chief Executive Officer if authorized by the Board.

ARTICLE IV
CERTIFICATE OF SHARES
     Section 4.01 Certificate of Shares. Subdivision 1. Each certificate of shares of the Corporation shall be signed by the Chief Executive Officer, or the President or any Vice President, and the Chief Financial Officer, or the Secretary or any Assistant Secretary, but when a certificate is signed by a transfer agent or a registrar, the signature of any such officer and the corporate seal upon such certificate may be facsimiles, engraved or printed. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the Corporation, the certificate may be issued by the Corporation, even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.
          Subdivision 2. A certificate representing shares issued by the Corporation shall, if the Corporation is authorized to issue shares of more than one class or series, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board to determine the relative rights and preferences of subsequent classes or series.
     Section 4.02 Declaration of Dividends and Other Distributions. The Board of Directors shall have the authority to declare dividends and other distributions upon the shares of the Corporation to the extent permitted by law.
     Section 4.03 Transfer of Shares. Shares of the Corporation may be transferred only on the books of the Corporation by the holder thereof, in person or by such person’s attorney. In the case of certificated shares, shares shall be transferred only upon surrender and cancellation of certificates for a like number of shares. The Board of Directors, however, may appoint one or more transfer agents and registrars to maintain the share records of the Corporation and to effect transfers of shares.
     Section 4.04 Record Date. The Board of Directors may fix a time, not exceeding 60 days preceding the date fixed for the payment of any dividend or other distribution, as a record date for the determination of the shareholders entitled to receive payment of such dividend or other distribution, and in such case only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed.
ARTICLE V
MISCELLANEOUS
     Section 5.01 Execution of Instruments. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Corporation shall be signed on behalf of the Corporation by the Chief Executive Officer, or the President, or any Vice President, or by such other person or persons as may be designated from time to time by the Board of Directors. If a document must be executed by persons holding different offices or functions and one person holds such offices or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.
     Section 5.02 Advances. The Corporation may, without a vote of the directors, advance money to its directors, officers or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.
     Section 5.03 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.
     Section 5.04 Corporate Seal. The Corporation shall have no corporate seal.
ARTICLE VI
INDEMNIFICATION
     Section 6.01 Indemnification. The Corporation shall indemnify all officers and directors of the Corporation, for such expenses and liabilities, in such manner, under such circumstances and to such extent as permitted by section 302A.521 of the Minnesota Business Corporation Act, as now enacted or hereafter amended. The Board of Directors may authorize the purchase and maintenance of insurance and/or the execution of individual agreements for the purpose of such indemnification, and the Corporation shall advance all reasonable costs and expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding to all persons entitled to indemnification under this Section 6.01, all in the manner, under the circumstances and to the extent permitted by Section 302A.521 of the Minnesota Business Corporation Act, as now enacted or hereafter amended. Unless otherwise approved by the Board of Directors, the Corporation shall not indemnify any employee of the Corporation who is not otherwise entitled to indemnification pursuant to this Section 6.01.
ARTICLE VII
SECURITIES OF OTHER CORPORATIONS
     Section 7.01 Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation (a) to attend any meeting of security holders of other corporations in which the Corporation may hold securities and vote such securities on behalf of the Corporation; (b) to execute any proxy for such meeting on behalf of the Corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of the Corporation. At such meeting, the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation possesses. The board of directors may, from time to time, grant such power and authority to one or more other persons and may remove such power and authority from the Chief Executive Officer or any other person or persons.
     Section 7.02 Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the Corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon other person or persons.
ARTICLE VIII
AMENDMENTS
     Section 8.01 Amendments. Subject to the power of shareholders to adopt, amend, or repeal these Bylaws as provided in Minnesota Statutes Section 302A.181, subdivision 3, any Bylaw may be amended or repealed by the Board of Directors at any meeting, provided that, after adoption of the initial Bylaws, the Board shall not adopt, amend, or repeal a Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications, or terms of office. The Board may adopt or amend a Bylaw to increase the number of directors.